Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2021 (April 12, 2021, as to the effects of the forward stock split as described in Note 2) relating to the financial statements of Biomea Fusion, Inc. appearing in the Registration Statement No. 333-254793 on Form S-1 of Biomea Fusion, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

San Francisco, California

February 2, 2022